Exhibit 24


     Power of Attorney. Know all persons by these presents that the person whose signature appears below constitutes and appoints William B. Holloway, Jr. and Brandon Teague, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all reports filed pursuant to
 Section 13(f) of the Securities Exchange Act of 1934 (the "Exchange Act"), on behalf of the undersigned, and any and all amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or such person or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file reports pursuant to Section
 13(f) of the Exchange Act.


DATED:        May 14, 2007




 By: /s/ GEOFFREY P. RAYNOR
       GEOFFREY P. RAYNOR